As filed with the U.S. Securities and Exchange Commission on October 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGECOMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THESECURITIES ACT OF 1933

ONFOLIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	7370	37-1978697
(State or Other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dominic Wells
Chief Executive Officer

1007 North Orange Street, 4th Floor
Wilmington, Delaware 19801

(682) 990-6920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Northwest Registered Agent Service, Inc.

8 The Green, Ste B
Dover, Delaware 19901

302-581-4070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Bovi, Esq.
David M. Bovi, P.A.

2855 PGA Blvd., Suite 150
Palm Beach Gardens, FL 33410

(561) 655-0665

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2026

PRELIMINARY PROSPECTUS

ONFOLIO HOLDINGS INC.

105,223,881 shares of Common Stock offered by the Selling Stockholder

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholder identified herein (the “Selling Stockholder”) of up to 105,223,881 shares of common stock, par value $0.001 per share (the “Common Stock”), of Onfolio Holdings Inc. (the “Company”, “we” or “us”), which consists of (i) up to $55.0 million of shares of Common Stock that may be issued by us to the Selling Stockholder pursuant to that certain equity purchase facility agreement, dated as of April 10, 2026, by and between us and the Selling Stockholder, pursuant to which, the Company has the right, but not the obligation, to sell to the Selling Stockholder, from time to time and in the Company’s sole discretion, up to an aggregate of $100 million of newly issued shares of Common Stock, upon the satisfaction or waiver of the conditions set forth therein (the “Facility”), which as of October 20, 2026 represented 105,222,881shares of Common Stock based on an assumed issuance price of $0.5227 per share, which was the last closing price of our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on October 20, 2026, and (ii) 1,000 shares  of Common Stock issued as a commitment fee pursuant to the Facility (the “Commitment Shares”).

The actual number of shares of our Common Stock issuable by us in connection with the Facility will vary depending on the then-current market price of the shares of our Common Stock issued and sold to the Selling Stockholder under the Facility.

The Company is not selling any securities under this prospectus, and will not receive any of the proceeds from the resale or other disposition of the shares of our Common Stock by the Selling Stockholder; however, we may receive up to $100,000,000 in aggregate gross proceeds from the sale of shares of Common Stock to the Selling Stockholder under the Facility, subject to the conditions thereof and assuming we register the resale of all of the shares of Common Stock issuable under the Facility. The Company will control the timing and amount of any sales of shares of Common Stock to the Selling Stockholder. Actual sales of shares of Common Stock under the Facility will depend on a variety of factors to be determined by the Company from time to time, which may include, without limitation, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for its business and operational needs. The net proceeds under the Facility to the Company will depend on the frequency and prices at which the Company sells shares of Common Stock to the Selling Stockholder. The Company is registering the resale or other disposition by the Selling Stockholder of the shares of Common Stock that may be sold from time to time under the Facility pursuant to that certain registration rights agreement by and between the Company and the Selling Stockholder, dated as of April 10, 2026 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, in order to continue to issue and sell shares of Common Stock pursuant to the Facility, we must file one or more additional registration statements for the resale of the 45,000,000 of shares of Common Stock issuable pursuant to the Facility that are not being registered for resale pursuant to this prospectus and the registration statement of which it forms a part.

The Selling Stockholder may offer, sell or otherwise dispose of all or a portion of the shares of Common Stock being registered either publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the shares of our Common Stock. The timing, frequency and volume of any resale or other disposition of the shares of Common Stock registered hereunder are within the sole discretion of the Selling Stockholder. The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of shares of Common Stock acquired by it under the Facility. Although the Selling Stockholder is obligated to purchase shares of our Common Stock under the terms and subject to the conditions and limitations of the Facility, to the extent we choose to sell such shares of our Common Stock to the Selling Stockholder (subject to certain conditions), there can be no assurances that we will choose to sell any shares of our Common Stock to the Selling Stockholder, or that the Selling Stockholder will sell any or all of the shares of our Common Stock it holds pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of shares of our Common Stock. See “Plan of Distribution” beginning on page 20 of this prospectus for additional information.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and publicly-traded warrants are listed and traded under the symbols “ONFO” and “ONFOW,” respectively, on Nasdaq. On October 20, 2026, the closing/last price of our Common Stock and publicly-traded warrants on the Nasdaq was approximately $0.5227 and $0.0111, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2026.

TABLEOF CONTENTS

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Documents by Reference,” before deciding to invest in our securities.

We have not, and the Selling Stockholder has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the Selling Stockholder has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Common Stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 5 and the financial statements and related notes included in this prospectus.

In this prospectus, unless otherwise noted, the terms “our Company,” “Onfolio” “we,” “us,” and “our” refer to Onfolio Holdings Inc. and its subsidiaries.

COMPANY OVERVIEW

We acquire controlling interests in and actively manage online businesses that we believe (i) operate in sectors with long-term growth opportunities, (ii) have positive and stable cash flows, (iii) face minimal threats of technological or competitive obsolescence and (iv) can be managed by our existing team or have strong management teams largely in place. Through the acquisition and growth of a diversified group of websites with these characteristics, we believe we offer investors in our shares an opportunity to diversify their own portfolio risk.

Our long-term goal is to build a world-class holding company that acquires, operates, and scales profitable online businesses. We aim to do this through operational excellence, smart capital deployment, strong leadership and infrastructure, and the maintenance of an innovator and small business owner’s mindset.

Our ideal acquisition candidate has the following characteristics:

●	Proven customer acquisition track record;

●	A product, physical or digital with satisfied customers and brand equity;

●	Upwards growth trajectory;

●	Growing industry or sector;

●	Attractive purchase price;

●	Under-utilized marketing assets or channels;

●	Passionate, high-value audience or customer base;

●	Attractive profit margin and cashflow; and

●	Diversified traffic and revenue sources.

We currently operate in the following business models: D2C eCommerce, B2B SEO and marketing services as well as B2B digital products. We anticipate a combination of continuous expansion of these verticals and increasing our share within them. Our business model is not based around success in a particular “niche”, but rather focusing on certain verticals and mediums where online marketing has a key part to play (either as a means of growth for the businesses themselves, or as the service the businesses provide).

The Company’s wholly-owned subsidiaries are Onfolio LLC, Vital Reaction, LLC, Mighty Deals LLC, Onfolio Assets, LLC, Onfolio Management, LLC, WP Folio, LLC, Proofread Anywhere, LLC, Contentellect, LLC, SEO Butler Limited, Pace Generative LLC, and DealPipe, LLC. The Company also maintains majority ownership in DDS Rank, LLC, RevenueZen, LLC, and Eastern Standard, LLC which are owned 66%, 88%, and 53% respectively, by the Company as of December 31, 2025.

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CORPORATE HISTORY AND INFORMATION

Onfolio Holdings, Inc. was incorporated on July 20, 2020 under the laws of Delaware to acquire and develop high-growth and profitable internet businesses. The Company primarily earns revenue through website management, advertising and content placement on its online businesses, and product sales on certain sites. We own multiple online businesses and manage online businesses on behalf of certain unconsolidated entities in which we hold equity interests. Our Company operates in two business segments: Business to Business (“B2B”) and Business to Consumer (“B2C). We consider our space at 1007 North Orange Street, 4th Floor Wilmington, Delaware 19801 to be our principal executive office. Our telephone number is (682) 990- 6920.

RECENT DEVELOPMENTS

Amendment to Bylaws

On September 29, 2026, the Company’s Board of Directors, acting by unanimous written consent in lieu of a meeting, approved and adopted an amendment to Section 2.07 of the Company’s Amended and Restated By-Laws, originally adopted on April 22, 2022, effective immediately. The amendment reduced the quorum required at meetings of stockholders from a majority in voting power of the shares of the Company entitled to vote at the meeting, present in person or represented by proxy, to one-third (1/3) in voting power of such shares, present in person or represented by proxy.

Reverse Stock Split

On August 10, 2026, the Company effected a 1-for-50 reverse stock split of its issued and outstanding Common Stock, pursuant to the authority approved by the Company’s stockholders at the special meeting of stockholders held on April 6, 2026. The total number of shares of stock which the Company shall have authority to issue remains at 305,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001, of which 1,000,000 shares of preferred stock remain designated as series A Preferred Stock. No fractional shares were issued in connection with the reverse stock split; fractional shares were rounded up to the nearest whole share. Proportional adjustments were made to the number of shares underlying the Company’s outstanding equity awards, warrants and convertible notes and to the applicable exercise and conversion prices. Unless otherwise indicated, all share and per-share amounts in the Company’s June 30, 2026 consolidated financial statements and the accompanying notes have been retroactively adjusted, for all periods presented, to give effect to the reverse stock split.

Nasdaq Listing Qualifications Notice – May 2026

On May 26, 2026, we received a written notice (the “May 2026 Notice”) from the Listing Qualifications Department of Nasdaq informing us that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market. The May 2026 Notice states that the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 reported stockholders’ equity of $1,216,603. As of the date of the May 2026 Notice, the Company also does not meet the alternative continued listing standards of (i) a market value of listed securities of $35 million or (ii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Under Nasdaq’s rules, the Company has 45 calendar days from the date of the May 2026 Notice (until July 10, 2026) to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the May 2026 Notice to evidence compliance with the stockholders’ equity requirement. The Company timely submitted its compliance plan to Nasdaq within the required 45-day period. In its letter dated October 5, 2026 (the “October 2026 Letter”), Nasdaq granted the Company an extension until November 23, 2026 to regain compliance with Nasdaq Listing Rule 5550(b) following its review of the Company’s compliance submissions. Under the terms of the extension, we must regain compliance by November 23, 2026 and furnish a Current Report on Form 8-K to the Securities and Exchange Commission and Nasdaq evidencing compliance in accordance with the requirements specified in the letter. Nasdaq will continue to monitor the Company’s ongoing compliance. The October 2026 Letter specifies that the Company may be subject to delisting if it fails to evidence compliance when filing its Annual Report on Form 10-K for the year ending December 31, 2026. If the Company does not satisfy the extension’s terms, Nasdaq Staff will issue a written delisting notification, which the Company may appeal to a Nasdaq Hearings Panel. Neither the May 2026 Notice, the October 2026 Letter nor the Company’s non-compliance have an immediate effect on the listing or trading of the Common Stock on the Nasdaq Capital Market nor and do they affect the Company’s business, operations, or reporting requirements with the Securities and Exchange Commission. There can be no assurance that our Company will regain compliance within the extension period or maintain compliance with Nasdaq’s continued listing requirements.

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Annual Meeting of Stockholders

On August 6, 2026, we held our annual meeting of stockholders at which our stockholders (i) elected four (4) nominees to our Board of Directors, (ii) ratified the appointment of Astra Audit & Advisory, LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026, (iii) approved, for purposes of Marketplace Rule 5635(d) of the Nasdaq, the potential issuance of more than 19.99% of our issued and outstanding shares of our Common Stock, issuable pursuant to the Facility, at a price per share that is less than the “Minimum Price” as defined under applicable Nasdaq rules and (iv) approved an amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 300,000,000 shares to 600,000,000 shares. As of the date of this prospectus, the amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 300,000,000 shares to 600,000,000 shares has not yet been filed with the Secretary of State of the State of Delaware.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY

As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations (e.g., matters regarding executive compensation) in our periodic reports, proxy statements and registration statements; and

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus forms a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to qualify as an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1.235 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering, (3) the date on which we have, during the previous three-year period, issued more than $1.235 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (the “ Exchange Act”). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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THE OFFERING

Issuer	Onfolio Holdings, Inc.

Securities offered by the Selling Stockholder	Up to 105,223,881 shares of Common Stock, consisting of (i) $55.0 million shares of Common Stock, which as of October 20, 2026 represented 105,222,881shares of Common Stock based on an assumed issuance price of $0.5227 per share, which was the closing price of the Common Stock on October 20, 2026, and (ii) 1,000 shares of Common Stock issued by us to the Selling Stockholder as Commitment Shares.

Terms of this offering	The Selling Stockholder, including its transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Shares of Common Stock outstanding after this offering(1)	Up to 107,723,129 shares of Common Stock, assuming (i) that all 105,223,881 shares of Common Stock are issued, and (ii) no other shares of Common Stock are issued by us. The actual number of shares issued will vary depending on the sales prices in this offering.

Use of proceeds	We will not receive any of the proceeds from the sales of Common Stock by the Selling Stockholders pursuant to this prospectus. We may receive up to $100,000,000 aggregate gross proceeds under the Facility from any sales of shares of our Common Stock that we make to the Selling Stockholder pursuant to the Facility after the registration statement of which this prospectus forms a part becomes effective, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the Facility, and that we comply with the other conditions of the Facility.

Dividend policy	Our Company has never declared any cash dividends on its Common Stock. We currently intend to use all available funds and any future earnings for use in financing the growth of our business and to meet our series A preferred stock dividend obligations. We do not anticipate paying any cash dividends on our Common Stock for the foreseeable future. See “Dividend Policy,” and “Risk Factors - Risks Related to Owning Our Securities” in this prospectus for more information regarding our dividend policy.

Trading symbol	Our Common Stock and publicly-traded warrants are listed on the Nasdaq Capital Market under the symbols “ONFO” and “ONFOW”, respectively.

Risk factors	You should carefully consider the information set forth in this prospectus and the specific factors set forth in the “Risk Factors” set forth herein and incorporated by reference before deciding whether or not to invest in the shares of Common Stock.

(1)	The total number of shares of Common Stock that will be outstanding after this offering is based on 2,499,248 shares of Common Stock outstanding as of October 23, 2026. Unless otherwise indicated, the shares outstanding after this offering exclude the following:

●	warrants to purchase up to 138,714 shares of Common Stock issued and outstanding, at a weighted average exercise price of $126.79 per share; and

●	options to purchase up to 15,715 shares of Common Stock outstanding, at a weighted average exercise price of $48.31 per share.

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RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference”. Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

In addition to those risk factors incorporated by reference herein, the Company has identified the following uncertainties and risk factors which may affect our business:

Risks Related to this Offering

The sale of our Common Stock to the Selling Stockholder may cause dilution to existing stockholders and the subsequent sale of the shares of Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On April 10, 2026, we entered into the Facility with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase up to $100,000,000 of our Common Stock. Over a 24-month period, the shares that we may issue and sell to the Selling Stockholder under the Facility may be sold by us to the Selling Stockholder from time to time at our discretion commencing on the date that the conditions set forth in the Facility are satisfied, including that a registration statement of which this prospectus forms a part is declared effective by the SEC. The purchase price for the shares that we may issue and sell to the Selling Stockholder under the Facility will vary based on the price of our Common Stock at the time we initiate the sale. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. Sales of shares of our Common Stock to the Selling Stockholder under the Facility, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the Facility. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

It is not possible to predict the actual number of shares of Common Stock we may sell to the Selling Stockholder under the Facility, or the actual gross proceeds resulting from such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Facility, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Facility, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Facility, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Facility, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Facility. Pursuant to the Facility, we have agreed to reserve and register from our duly authorized shares of capital stock not less than 100% of the Common Stock issuable pursuant to the Facility, which shall be calculated assuming a price per share equal to 80% of the lower of (i) the three (3) day VWAP prior to the measurement date and (ii) the last closing price per Common Share (the “Reservation Estimate”).

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We may not have access to the full amount available under the Facility with the Selling Stockholder. We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We are registering $55,000,000 of shares of Common Stock pursuant to this prospectus. We may direct the Selling Stockholder to purchase up to $100,000,000 of shares of our Common Stock in a “Regular Purchase” from time to time under the Facility over a 24-month period generally in amounts of shares of Common Stock that vary depending on the closing sale price of our Common Stock at the time of sale. Moreover, under certain circumstances as set forth in the Facility, we may, in our sole discretion, also direct the Selling Stockholder to purchase additional shares of Common Stock in “accelerated purchases” as set forth in the Facility.

Depending on the prevailing market price of our Common Stock, we may not be able to sell shares to the Selling Stockholder for the maximum amount of $100,000,000 over the term of the Facility. The Selling Stockholder will not be required to purchase any shares of our Common Stock if such sale would result in the Selling Stockholder’s beneficial ownership of our Common Stock exceeding the Ownership Limitation as more fully described in the Facility. Our inability to access a portion or the full amount available under the Facility, in the absence of any other financing sources, could have a material adverse effect on our business.

The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to raise capital from other sources. If obtaining sufficient funding from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we will need to secure another source of capital in order to satisfy our working capital needs. Even if we sell all $100,000,000 of shares of our Common Stock to the Selling Stockholder under the Facility, we may still need to raise additional capital to continue to fund our operations and execute our current business strategy.

Investors who buy shares at different times will likely pay different prices, and the sale of the shares of Common Stock acquired by the Selling Stockholder could cause the price of our Common Stock to decline.

Pursuant to the Facility, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Facility, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. Further, the sale of a substantial number of shares of our Common Stock by the Selling Stockholder, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Our management will have broad discretion over the use of the net proceeds, if any, from sales of shares of our Common Stock to the Selling Stockholder, and you may not agree with how we use the proceeds and the proceeds may not be used effectively.

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds upon the sale of shares by the Selling Stockholder. However, we may receive gross proceeds of up to $100,000,000 from the sale of shares under the Facility to the Selling Stockholder. The anticipated use of net proceeds from the sale of our Common Stock to the Selling Stockholder under the Facility represents our intentions based upon our current plans and business conditions. Pursuant to the Facility, the proceeds from any sales of Common Stock under the Facility must be used by the Company as follows: (i) twenty-five percent (25%) to acquire cryptocurrencies to serve as a reserve asset, and (ii) the remaining seventy-five percent (75%) for working capital purposes and general corporate purposes, provided that no proceeds may be used to repay any advances or loans to any executives or employees of the Company or any subsidiary or to make any payments in respect of any related party obligations.

Twenty-five percent (25%) of the net proceeds from our sale of shares of Common Stock under the Facility are required to be used to acquire cryptocurrencies to serve as a reserve asset. Cryptocurrencies are a highly volatile asset, and their market values can fluctuate significantly over short periods due to a range of factors including, without limitation, market sentiment, regulatory developments, technological changes, and macroeconomic trends. As a result, any cryptocurrencies acquired by the Company using the net proceeds from our sale of shares of Common Stock under the Facility, if any, could lose substantial value, which may adversely affect the Company’s financial condition and market perception. Allocating capital to cryptocurrencies rather than revenue-generating operations or traditional reserves could limit the Company’s liquidity, reduce its ability to fund working capital or strategic initiatives, and increase its exposure to macroenomic shocks.

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Seventy-five percent (75%) of the net proceeds from our sale of shares of Common Stock under the Facility are required to be used for working capital purposes and general corporate purposes. Because our management has broad discretion to designate the amount of net proceeds from the sale of shares under the Facility to be used for working capital purposes and general corporate purposes, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately, effectively, or efficiently. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. Further, our management may use the net proceeds for corporate purposes that may not improve our business, financial condition or market value. The failure of our management to use such funds appropriately, effectively, or efficiently could have a material adverse effect on our business, financial condition, operating results and cash flows.

Sales of a substantial number of our securities in the public market by the Selling Stockholders and/or by our existing securityholders could cause the price of our shares of Common Stock to fall.

The Selling Stockholders can sell, under this prospectus, up to $55,000,000 of shares of Common Stock. Assuming the sale of 105,222,881 shares of Common Stock, using an assumed price per share of $0.5227, such number of shares would constitute approximately 97.67% of our issued and outstanding shares of Common Stock. Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

We may not be able to maintain a listing of our Common Stock and publicly-traded warrants on Nasdaq. Currently, we are not in compliance with Nasdaq’s minimum stockholders’ equity requirement, which means our Common Stock could be delisted, which could materially and adversely affect the liquidity and market value of our Common Stock.

Although our Common Stock and publicly-traded warrants are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we continue to violate Nasdaq’s listing requirements, or if we continue to fail to meet any of Nasdaq’s listing standards, our Common Stock and publicly-traded warrants may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock and publicly-traded warrants from Nasdaq may materially impair our shareholders’ ability to buy and sell our Common Stock and publicly-traded warrants and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock and warrants. The delisting of our Common Stock and publicly-traded warrants could significantly impair our ability to raise capital and the value of your investment.

Pursuant to the May 2026 Notice from the Listing Qualifications Department of Nasdaq, Nasdaq informed us that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market. The May 2026 Notice states that the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 reported stockholders’ equity of $1,216,603. As of the date of the May 2026 Notice, the Company also does not meet the alternative continued listing standards of (i) a market value of listed securities of $35 million or (ii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Under Nasdaq’s rules, the Company has 45 calendar days from the date of the May 2026 Notice (until July 10, 2026) to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the May 2026 Notice to evidence compliance with the stockholders’ equity requirement. The Company timely submitted its compliance plan to Nasdaq within the required 45-day period. In the October 2026 Letter, Nasdaq granted the Company an extension until November 23, 2026 to regain compliance with Nasdaq Listing Rule 5550(b) following its review of the Company’s compliance submissions. Under the terms of the extension, we must regain compliance by November 23, 2026 and furnish a Current Report on Form 8-K to the Securities and Exchange Commission and Nasdaq evidencing compliance in accordance with the requirements specified in the letter. Nasdaq will continue to monitor the Company’s ongoing compliance. The October 2026 Letter specifies that the Company may be subject to delisting if it fails to evidence compliance when filing its Annual Report on Form 10-K for the year ending December 31, 2026. If the Company does not satisfy the extension’s terms, Nasdaq Staff will issue a written delisting notification, which the Company may appeal to a Nasdaq Hearings Panel. Neither the May 2026 Notice, the October 2026 Letter nor the Company’s non-compliance have an immediate effect on the listing or trading of the Common Stock on the Nasdaq Capital Market nor and do they affect the Company’s business, operations, or reporting requirements with the Securities and Exchange Commission. There can be no assurance that our Company will regain compliance within the extension period or maintain compliance with Nasdaq’s continued listing requirements.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should not place undue reliance on these forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

●	the anticipated timing of the development of future products;

●	projections of costs, revenue, earnings, capital structure and other financial items;

●	statements of our plans and objectives;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our ability to manage our current and projected financial position and estimated cash burn rate, including our estimates regarding expenses, future revenues and capital requirements, and ultimately our ability to continue as a going concern;

●	our ability to raise additional capital to further develop and expand our business to meet our long-term business objectives. We have limited revenues and we cannot predict when we will achieve significant revenues and sustained profitability;

●	our ability to achieve significant revenues and sustained profitability;

●	impairment of goodwill and long-lived assets

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●	changes in customer demand;

●	our ability to develop our brands cost-effectively, to attract new customers and retain customers on a cost-effective basis;

●	our ability to compete in the markets in which our online businesses participate;

●	our ability to make strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

●	our ability to continue to successfully manage our online businesses on a combined basis;

●	our ability to access a portion or the full amount available under the Facility;

●	security breaches, cybersecurity attacks and other significant disruptions in our information technology systems

●	developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

●	our market position and market conditions, including the effects of government policies, tariffs and trade barriers;

●	the occurrence of war and or other hostilities, political instability or catastrophic events;

●	natural events such as severe weather, fires, floods and earthquakes, or man-made or other disruptions of our operating systems, structures or equipment;

●	risks related to, and the costs associated with, environmental, social and governance (ESG) matters, including the scope and pace of related rulemaking activity;

●	other risks to which our Company is subject;

●	other factors beyond the Company’s control; and

●	other factors and risks described under “Risk Factors” herein and in any of the Company’s subsequent reports filed with the SEC and available on its website at www.sec.gov.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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THE EQUITY PURCHASE FACILITY AGREEMENT

On April 10, 2026, the Company entered into the Facility Agreement with the Selling Stockholder. Pursuant to the Facility, the Company has the right, but not the obligation, to sell to the Selling Stockholder, from time to time and in the Company’s sole discretion, up to an aggregate of $100 million of newly issued shares of the Company’s Common Stock during the term of the Facility.

The proceeds from any sales of Common Stock under the Facility must be used by the Company as follows: (i) twenty five percent (25%) to acquire cryptocurrencies to serve as a reserve asset, and (ii) the remaining seventy five percent (75%) for working capital purposes and general corporate purposes, provided that no proceeds may be used to repay any advances or loans to any executives or employees of the Company or any subsidiary or to make any payments in respect of any related party obligations.

During the period commencing on the date of the Facility and expiring upon the date of termination of the Facility, and subject to the satisfaction or waiver, on each Advance Notice Date, as defined in the Facility, of each of the conditions precedent set forth in the Facility, sales of Common Stock under the Facility may be made in one or more advances (each, an “Advance”) initiated by the Company through delivery of a notice (each, an “Advance Notice”) to the Selling Stockholder. The purchase price per share issued pursuant to any Advance Notice will be based on the market price of the Common Stock during a specified pricing period, less a negotiated discount, and is determined pursuant to objective, pre-established formulas, all as more fully described in the Facility. For a Regular Purchase, as defined in the Facility, the purchase price is 97% of the lower of (i) the lowest hourly VWAP, as defined in the Facility, during the Pricing Period, and (ii) the lowest traded price during the Pricing Period. For an Accelerated Purchase, as defined in the Facility, and Extended Purchase, as defined in the Facility, the purchase price is 98% of the lower of (i) the lowest hourly VWAP during the Pricing Period, and (ii) the lowest traded price during the trading day of the Pricing Period.

There is no mandatory minimum number of shares that may be sold in any Advance, provided that each requested Advance may not exceed the Maximum Advance Amount, as defined in the Facility, and each Advance is subject to certain limitations described in the Facility, including, but not limited to, limitations based on (i) the trading volume of the Common Stock during the applicable Pricing Period, as defined in the Facility; (ii) the Ownership Limitation, and (iii) the remaining availability under the $100 million commitment.

The Company is not obligated to make sales of Common Stock under the Facility to the Selling Stockholder and there are no minimum draw requirements, commitment fees (other than described below), or penalties for non-use. The Selling Stockholder has no right to require the Company to initiate any Advance.

As consideration for the Selling Stockholder’s commitment to purchase shares of Common Stock in accordance with the Facility, the Company paid a commitment fee by issuing the Commitment Shares.

Additionally, the Company will be prohibited from conducting any Variable Rate Transactions, as defined in the Facility, from the date of the Facility until the earlier of (i) 12 months after the date on which the registration statement, which this prospectus is a part of, is declared effective by the Securities and Exchange Commission, and (ii) three (3) months after the termination date of the Facility.

In addition, at any time during the Additional Issuance Restricted Period, as defined in the Facility, the Company may not, directly or indirectly, effect any Subsequent Placement, as defined in the Facility, without first, offering such opportunity to the Selling Stockholder to provide such capital or financing to the Company on the same or similar terms as the respective third party’s terms, and the Selling Stockholder may in its sole discretion determine whether the Selling Stockholder will provide such capital or financing for such Subsequent Placement.

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The Facility also contains customary representations, warranties, covenants, conditions to each Advance, and termination provisions. The term of the Facility is 24 months from the date of the Facility and may be terminated upon the occurrence of specified events, including the exhaustion of the commitment amount or other customary termination events. Additionally, the Facility may be terminated by the Company at any time without penalty.

In connection with the Facility, also on April 10, 2026, the Company entered the Registration Rights Agreement, pursuant to which the Company agreed to file and maintain a registration statement registering the resale of the shares of Common Stock issuable pursuant to the Facility within thirty (30) calendar days of the date of the Registration Rights Agreement, which thirty (30) day period was subsequently waived. The Company has agreed to use its best efforts to cause the registration statement to be declared effective as soon as practicable, but in no event later than ninety (90) calendar days of the date of the Registration Rights Agreement (subject to certain extensions), and to keep the registration statement continuously effective from the date on which the Securities and Exchange Commission declares it effective until (i) the date on which the Selling Stockholder has sold all the Registrable Securities, as defined in the Registration Rights Agreement, covered thereby, (ii) the termination date of the Facility if, as of such termination date, the Selling Stockholder holds no Registrable Securities, and (iii) the date on which the Registrable Securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act.

Pursuant to the Registration Rights Agreement, we agreed to file one or more additional registration statements for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) if necessary. To continue to issue and sell shares of Common Stock pursuant to the Facility, we will be required to file one or more additional registration statements for the resale of additional shares of Common Stock issuable pursuant to the terms of the Facility, if no additional shares of Common Stock are available for resale pursuant to an effective resale registration statement.

The Company has also granted the Selling Stockholder customary indemnification rights in connection with the Registration Rights Agreement, and the Selling Stockholder has also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The actual number of shares of our Common Stock issuable by us in connection with the Facility will vary depending on the then-current market price of the shares of our Common Stock sold to the Selling Stockholder under the Facility. Pursuant to the Facility, we have agreed to reserve and register from our duly authorized shares of capital stock not less than 100% of the Reservation Estimate, The Company may raise less than the entire $100 million in aggregate gross proceeds under the Facility.

Curvature Securities, LLC (the “Placement Agent”), acted as the placement agent in connection with the transactions contemplated by the Facility, for which the Company has agreed to pay a cash fee, payable at each closing, equal to 3.0% of the aggregate gross proceeds raised pursuant to the Facility and to reimburse certain expenses of the Placement Agent.

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USE OF PROCEEDS

This prospectus relates to the shares of Common Stock that may be offered and resold from time to time by the Selling Stockholder. See “Plan of Distribution” in this Prospectus for additional information. All of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Shareholder for its respective account. We will not receive any of the proceeds from these sales.

We may receive up to $100,000,000 in aggregate gross proceeds from sales of shares of our Common Stock we make to the Selling Stockholder under the Facility. We may choose to sell fewer than $100,000,000 in shares of our Common Stock, or, due to the Ownership Limitation, we may not be able to sell all $100,000,000 in shares of our Common Stock under the Facility, in which case we would raise less than $100,000,000 in aggregate gross proceeds under the Facility. It is also possible that we do not sell any shares of our Common Stock under the Facility.

The proceeds from any sales of Common Stock to the Selling Stockholder under the Facility must be used by the Company as follows: (i) twenty five percent (25%) to acquire cryptocurrencies to serve as a reserve asset, and (ii) the remaining seventy five percent (75%) for working capital purposes and general corporate purposes, provided that no proceeds may be used to repay any advances or loans to any executives or employees of the Company or any subsidiary or to make any payments in respect of any related party obligations. We expect to utilize the proceeds primarily for working capital and acquisitions, but we have not determined the amount of net proceeds to be used specifically for any such purposes. The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments, industry developments and opportunities that may arise. We may find it necessary or advisable to use portions of the proceeds we receive from our sales of shares of Common Stock to the Selling Stockholder under the Facility for other purposes.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to use all available funds and any future earnings for use in financing the growth of our business and to meet our series A preferred stock dividend obligations. Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be resold by the Selling Stockholder under this prospectus. The actual offering price by the Selling Stockholder of the shares of Common Stock covered by this prospectus will be determined by prevailing market prices at the time of the sale, by private transactions negotiated by the Selling Stockholder or as otherwise described in the section under the heading “Plan of Distribution.”

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SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those which may be issued to the Selling Stockholder pursuant to the Facility and the Commitment Shares. We are registering these shares of Common Stock in order to permit the Selling Stockholder to offer the shares of Common Stock for resale from time to time. Should we direct the Selling Stockholder to purchase shares of Common Stock pursuant to the Facility, it may resell such shares that it purchased under the Facility pursuant to this prospectus.

Except as otherwise set forth in this prospectus, neither the Selling Stockholder nor any of its affiliates have held a position or office, or had any other material relationship, with our Company within the past three years.

We do not know when or in what amounts the Selling Stockholder may offer shares of Common Stock for sale. The Selling Stockholder may elect not to sell any or all of the shares of Common Stock offered by this prospectus. Because the Selling Stockholder may offer all, some or none of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the Selling Stockholder.

The following table presents information regarding the Selling Stockholder. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the Selling Stockholder and is dated as of October 23, 2026. Beneficial ownership has been calculated in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable pursuant to any options, warrants, or rights, or through the conversion of securities, that are either immediately convertible or exercisable or convertible or exercisable within 60 days of October 23, 2026.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering (%)	Number of Shares being Registered/to be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned After Offering (%)
SZOP Opportunities I, LLC (1)	277,385	(2)	9.99	105,223,881	0	(3)

1.	SZOP Opportunities I LLC (“SZOP”) is wholly-owned by SZOP Opportunities Management LLC (“SZOP Management”). Voting and investment decisions with respect to these securities are made by a majority of the members of SZOP Management, comprised of three persons: Kerry Propper, Isaac Barber, and Jack Liu. None of those persons individually has voting or dispositive power over the shares and none of those persons therefore are deemed to have beneficial ownership over those securities under the so-called “rule of three” pursuant to SEC guidance. The address of SZOP Opportunities I, LLC is 1 Penn Plaza, Suite 4810, New York, NY 10119.

2.	Represents the sum of (i) 276,385 shares of Common Stock that SZOP will be deemed to beneficially own upon the effectiveness of the registration statement of which this prospectus forms a part and (ii) the Commitment Shares, which is equal to 9.99% of the 2,499,248 shares of Common Stock outstanding as of October 23, 2026.

3.	Assumes all shares of Common Stock being registered hereunder are sold and no new shares pursuant to the Facility are registered and eligible for resale.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description of our Company’s capital stock and provisions of our restated certificate of incorporation, as amended (“certificate of incorporation”) and our amended and restated bylaws (“bylaws”) are summaries and are qualified by reference to our Company’s certificate of incorporation and bylaws and reflect the 1-for-50 reverse stock split which took effect Augst 10, 2026.

The total number of shares of all classes of capital stock that our Company is authorized to issue is 305,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “preferred stock”), of which 1,000,000 shares of preferred stock have been designated by our Board of Directors (“Board”) as series A preferred stock (the “series A preferred stock”).

On August 6, 2026, we held our annual meeting of stockholders at which our stockholders, among other things, approved an amendment to our certificate of incorporation to increase the number of authorized shares of Common Stock from 300,000,000 shares to 600,000,000 shares. As of the date of this prospectus, we have not filed that amendment to our certificate of incorporation with the Delaware Division of Corporations.

As of October 23, 2026, our Company had outstanding 2,499,248 shares of Common Stock and 169,459 shares of series A preferred stock.

Common Stock

The holders of our Company’s Common Stock are entitled to one vote per share. In addition, the holders of our Company’s Common Stock will be entitled to receive dividends ratably, if any, declared by our Company’s Board out of legally available funds; however, the current policy of the Board is to use all available funds and any future earnings for use in financing the growth of our business and to meet our series A preferred stock dividend obligations. Pursuant to the Purchase Agreement (defined below), so long as any Notes are outstanding, our Company may not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company, other than our series A preferred stock, without the prior express written consent of the Holder. We do not anticipate paying any cash dividends on our Common Stock for the foreseeable future. Upon liquidation, dissolution or winding-up, the holders of our Company’s Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Company’s Common Stock have no pre-emptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Company’s Common Stock are subject to, and may be adversely affected by, the rights of the holders of the series A preferred stock, in addition to any other series of preferred stock which may be designated solely by action of the Board and issued in the future.

Publicly traded warrants

The following summary of certain terms and provisions of the publicly traded warrants we issued as part of our initial public offering. This summary is not complete and is subject to and qualified in its entirety by the provisions of the warrant agency agreement, which is filed as an exhibit to our Company’s Annual Report on Form 10-K for the year ended December 31, 2025. You should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and the form of publicly traded warrant.

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Outstanding. As of the date of this prospectus, we have outstanding publicly traded warrants to purchase 122,345 shares of Common Stock.

Exercisability. The publicly traded warrants are exercisable at any time after August 30, 2022, and at any time up to the date that is five (5) years after August 30, 2022. The publicly traded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation. A holder does not have the right to exercise any portion of the publicly traded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the publicly traded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the publicly traded warrants is $125.00 per share, which represents the minimum exercise price pursuant to the terms of the warrants. The exercise price was reduced from the original exercise price of $250.00 per share as a result of a Dilutive Issuance (as defined in the warrant) that occurred on October 7, 2025, in accordance with Section 3(b) of the publicly traded warrants. The exercise price remains subject to customary anti-dilution adjustments.

Cashless Exercise. If, at any time during the term of the publicly traded warrants, the issuance of shares of Common Stock upon exercise of the publicly traded warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the publicly traded warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the publicly traded warrant in payment of the purchase price payable in respect of the number of shares of Common Stock purchased upon such exercise.

Rights as a Stockholder. Except as otherwise provided for in the publicly traded warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a publicly traded warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Warrant Agent; Global Certificate. The publicly traded warrants are issued in registered form under the warrant agency agreement between the warrant agent and our Company. The publicly traded warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. Our transfer agent, VStock Transfer LLC will serve as the warrant agent.

Governing Law. The publicly traded warrants and the warrant agency agreement are governed by Delaware law.

Placement Agent Warrants

As additional compensation for EF Hutton’s services as our IPO placement agent, we agreed to issue warrants to EF Hutton or its designees to purchase 1,653 shares of our Common Stock at $275.00 (the “IPO placement agent’s warrants”). The IPO placement agent’s warrants may be exercised in whole or in part, commencing on a date which is six months from August 25, 2022 until August 25, 2027. The IPO placement agent’s warrants provide for one-time demand registration rights and unlimited “piggyback” registration rights for the shares of our Common Stock exercisable thereunder as well as customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the offering price as permitted under FINRA Rule 5110(g)(8)(E). The demand registration rights and piggyback registration rights will terminate on the fifth anniversary and seventh anniversary of the commencement of sales of the offering, respectively, in compliance with FINRA Rules 5110(g)(8)(C) and (D).

Private Placement Warrants

In connection with a private placement of units we conducted in October 2025, we issued 14,717 warrants with an exercise price of $125.00. The warrants are exercisable in whole or in part, at any time, beginning on October 23, 2025 and expiring on August 30, 2027. The warrants contain customary anti-dilution provisions (for stock dividends and splits and recapitalizations).

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Series A Preferred Stock

Our series A preferred stock is senior in rank to shares of Common Stock with respect to dividends, liquidation and dissolution. Each share of Series A preferred stock carries an annual 12% cumulative, non-compounding dividend based on the cash amount invested into the Series A preferred stock, payable quarterly. Dividends on Series A preferred stock will be paid prior to any dividends on any other class of shares, including Common Stock. In the event of any liquidation, dissolution or winding up of our Company, the proceeds shall be paid as follows: (i) first, pay the purchase price plus accrued dividends, on each share of Series A preferred stock; and (ii) next, the balance of any proceeds shall be distributed pro rata to holders of Common Stock or other junior securities. The Series A preferred stock shall be redeemable at the option of our Company commencing any time after January 1, 2026 at a price equal to the purchase price ($25.00 per share) plus accrued dividends, on each share of Series A preferred stock.

Except as otherwise required by law, the Series A preferred stock have no voting rights other than with respect to the following where the Series A preferred stock will vote as a separate class: (a) the creation or authorization of any securities of the Company that ranks superior to or in parity with the Series A preferred stock in rights, preferences, or privileges, (b) the amending, altering, modifying, or repealing the sections of the certificate of incorporation relating to the Series A preferred stock, (c) redeeming, purchasing, or otherwise acquiring or paying or declaring any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company; provided, that this restriction shall not apply to (i) the redemption or repurchase of or the payment of dividends on Shares of Series A preferred stock, (ii) the declaration or payment of any dividend or distribution payable on the Common Stock in shares of Common Stock, or (iii) the repurchase of junior securities held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase; (d) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Company’s ability to perform its obligations relating to the sections of the certificate of incorporation relating to the Series A preferred stock, including the ability of the Company to pay dividends or make any redemption or other liquidation payment required hereunder; or (e) agree or commit to do any of the foregoing.

On or before 180 days following the sale of at least 600,000 shares of the Series A preferred stock, our Company shall register the Series A preferred stock by preparing and filing one registration statement, or if necessary more than one registration statement, of our Company in compliance with the Securities Act or the Exchange Act and thereafter apply to list the Series A preferred stock on a U.S. stock exchange or develop a public trading market for the Series A preferred stock by soliciting securities brokers to become market makers of the series A preferred on an established over the counter trading market, such as the OTC Markets. Our series A preferred stock became quoted and began trading on the OTCQB on October 30, 2024 under the symbol “ONFOP.”

2020 Equity Incentive Plan

On July 23, 2020, we adopted the Onfolio Holdings Inc. 2020 Equity Incentive Plan, as amended, (the “2020 Plan”), which was approved by both our Board and our stockholders. Under the 2020 Plan, our Company may grant awards to our employees, consultants and directors and such other individuals who are reasonably expected to become employees, consultants and directors. Awards that may be granted under the 2020 Plan include: incentive stock options, non- qualified stock options, stock appreciation rights, restricted awards, performance share awards, cash awards, and other equity-based awards. The aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under our 2020 Plan is 52,000 shares, except at any given time, the number of shares that may be issued pursuant to the 2020 Plan cannot exceed the number of shares that is equal to 20% of our Company’s total shares of Common Stock outstanding at the time of any grant of awards under the 2020 Plan.

As of December 31, 2025, the Company has awarded a total of 861,860 options with a weighted average exercise price of $0.93 per share, and 531,860 shares of Common Stock are issuable upon the exercise of outstanding stock options.

Convertible Notes

On November 17, 2025, the Company and the investor signatory thereto (the “Holder”) entered into (i) that certain Securities Purchase Agreement (as amended, restated and modified from time to time, the “Purchase Agreement”), pursuant to which, among other things, the Company issued to the Holder (a) a senior secured convertible note in the aggregate principal amount of $6,000,000 (the “Note”) and (b) a right to receive Common Stock of the Company (the “Right”), and (ii) that certain Registration Rights Agreement (the “November Registration Rights Agreement”, and together with the Purchase Agreement, the Note, the Right, and the November Registration Rights Agreement, the “Note Transaction Documents”).

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Senior Secured Convertible Notes. Pursuant to the Purchase Agreement, the Company issued the Note maturing on November 17, 2027, which is convertible into shares of Common Stock at a conversion price of $0.984. At any time the Holder may, at the Holder’s option, convert all, or any part of the Note at the lower of (i) the applicable Conversion Price (as defined in the Note) as in effect on the applicable Conversion Date (as defined in the Note) and (ii) the greater of (x) the Floor Price (as defined in the Note) and (y) (i) 92% of the lowest VWAP (as defined in the Note) of the Common Stock of any Trading Day (as defined in the Note) during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (as defined in the Note) or (ii) during the occurrence and continuance of an Event of Default (as defined in the Note), 85% of the lowest VWAP of the Common Stock of any Trading Day during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice. The initial Floor Price was $0.22 (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events) provided that if on the six month anniversary of the date the Note was issued, the Floor Price shall be adjusted to the lower of (i) the Floor Price then in effect and (ii) 20% of the lower of (x) the closing price of the shares of Common Stock on Nasdaq as of the Trading Day ended immediately prior to such applicable six month anniversary date and (y) the quotient of (I) the sum of each the closing price of the shares of Common Stock on Nasdaq on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable six month anniversary date, divided by (II) five.

Subject to the terms and conditions of the Purchase Agreement, the Company may require the Holder to participate in one or more additional closings for the purchase by the Holder and the sale by the Company, of (a) additional Notes in the aggregate original principal amount of $2,000,000, or such other amount as the Company and the Holder shall mutually agree in writing, and (b) additional Notes with an aggregate original principal amount not to exceed $292,000,000, or such other amount as the Company and the Holder shall mutually agree in writing.

The Notes also contain certain negative covenants, including prohibitions on the incurrence of indebtedness, liens, restrictions on redemption and cash dividends, restrictions on the transfer of assets and changes in the nature of business, as well as standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Notes, existence of a default or event of default under any of the Transaction Documents (as defined in the Purchase Agreement), the bankruptcy or insolvency of the Company or any of its subsidiaries and unsatisfied judgments against the Company.

Right to Receive Common Stock. On November 17, 2025 in connection with the Purchase Agreement, the Company issued to the Holder the Rights, exercisable for the Right Amount (as defined below) in shares of Common Stock. The Rights shall be exercisable between November 17, 2025, and May 17, 2033. “Right Amount” means the underlying value of this Right, which initially shall be zero and shall increase on each calendar day on or after November 17, 2025, through and including, May 17, 2033, by the Right Daily Incremental Amount (as defined in the Rights) and any accrued and unpaid late charges related thereto.

Registration Rights Agreement. On November 17, 2025, the Company also entered into a registration rights agreement (the “November Registration Rights Agreement”) with the Holder, which provides, subject to certain limitations, the Holder with certain registration rights for the shares of Common Stock issuable upon conversion of the Notes.

Anti-Takeover Provisions

Certain of our charter and statutory provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our Common Stock. Furthermore, the existence of the foregoing provisions, as well as the significant Common Stock beneficially owned by our executive officers, and certain members of our Board, could lower the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

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Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, subject to the rights of holders of any series of preferred stock, our certificate of incorporation and bylaws:

●	empower our Board to fix the number of directors of our Company solely by resolution;

●	do not allow for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

●	empower our Board to fill any vacancy on our Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

●	provide that special meetings of our stockholders may only be called by the Board or the chair of the Board (except that stockholders may also call special meetings of our stockholders so long as such stockholders beneficially owns at least 25% of the voting power of the outstanding shares of our stock);

●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders;

●	provide our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

●	provide that any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Company entitled to vote thereon;

●	provide that our Board is expressly authorized to adopt, amend or repeal our bylaws; and

●	provide that our directors will be elected by a plurality of the votes cast in the election of directors.

Delaware Law

Section 203 of the Delaware General Corporation Law (“DGCL”) is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two- thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our Common Stock and deprive stockholders of opportunities to realize a premium on shares of Common Stock held by them.

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Contractual Provisions

Our award agreements related to our 2020 Plan may include change-in-control provisions that allow us to grant options or other awards pursuant to our 2020 Plan that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our Board also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills”, are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our Board adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our Common Stock.

Exclusive Forum Provision

Our certificate of incorporation and bylaws provide that unless our Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of the Company;

●	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders;

●	any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time); or

●	any action asserting a claim governed by the internal affairs doctrine.

Unless our Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of our Company shall be deemed to have notice of and consented to the provisions of our certificate of incorporation.

Further, if any action the subject matter of which is within the scope of the section immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce section immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The enforceability of similar choice of forum provisions in other companies’ bylaws and certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our certificate of incorporation and bylaws to be inapplicable or unenforceable in such action.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our Common Stock. Furthermore, the existence of the foregoing provisions, as well as the significant Common Stock beneficially owned by our founder, executive officers, members of our Board, and others could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

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PLAN OF DISTRIBUTION

We are registering $55,000,000 of shares of Common Stock to permit the resale or transfer of these shares of Common Stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock hereunder.

The Selling Stockholder may sell or transfer the securities by one or more of the following methods, without limitation:

●	Block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

●	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	privately negotiated transactions;

●	through the distribution of the securities by the Selling Stockholders to their partners, members or equity holders;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	any combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or equity holders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

The Selling Stockholder may also transfer the securities by gift. We do not know of any arrangements by the Selling Stockholder for the sale of any of the securities. The Selling Stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the Selling Stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholder may also sell the shares of Common Stock in accordance with Rule 144 under the Securities Act, when such resale under Rule 144 becomes available, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

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From time to time, the Selling Stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholders. The respective number of each of the Selling Stockholders’ securities offered under this prospectus will decrease as and when they takes such actions. The plan of distribution for the Selling Stockholders’ securities will otherwise remain unchanged.

To the extent required under the Securities Act, the aggregate amount of Selling Stockholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or purchasers of Selling Stockholders Common Stock, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may be deemed an “underwriter” and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have agreed to keep this prospectus effective until (i) the date on which the Selling Stockholder shall have resold all the Registrable Securities (as such term is defined in the Registration Rights Agreement) covered thereby, (ii) the date of termination of the Facility if, as of such termination date, the Selling Stockholder holds no Registrable Securities, and (iii) the date on which the Registrable Securities may be resold by the Selling Stockholder without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

The Selling Stockholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholder effect such transactions by selling the shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver the shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge the shares to broker-dealers that in turn may sell such shares.

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The Selling Stockholder may pledge or grant a security interest in some or all of the Notes, the Rights, or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be approximately $49,785.05 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by David M. Bovi, P.A.

EXPERTS

The financial statements of Onfolio Holdings Inc. as of December 31, 2025 and 2024 have been included in this prospectus and have been so included in reliance on the report of Astra Audit & Advisory LLC, an independent registered public accounting firm, (such report including an explanatory paragraph regarding our ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BYREFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 19, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on January 9, 2026, January 13, 2026, April 10, 2026, April 16, 2026, May 1, 2026, May 1, 2026, May 14, 2026, May 29, 2026, July 8, 2026, July 9, 2026, July 27, 2026, July 28, 2026, August 10, 2026, August 11, 2026, August 27, 2026, October 5, 2026, October 7, 2026, and October 20, 2026.

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 18, 2026.

●	The description of the Common Stock contained in the registrant’s registration statement on Form 8-A filed with the SEC on August 3, 2022, including any amendment or report filed for the purpose of updating such description.

All other reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date that this registration statement becomes effective and after the date of this prospectus but before the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Onfolio Holdings Inc.

1007 North Orange Street, 4th Floor

Wilmington, Delaware

Attn: Dominic Wells

Dom@onfolio.com

(682) 990-6920

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We also maintain a website at www.onfolio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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ONFOLIO HOLDINGS INC.

105,223,881 shares of Common Stock

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCEAND DISTRIBUTION.

The following table sets forth the approximate expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission (“SEC”). We will pay all these expenses.

Amount to be paid
SEC registration fee	$4,785.05
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$25,000.00
Transfer Agent fees and expenses	$5,000.00
Miscellaneous fees and expenses	$5,000.00
Total	$49,785.05

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

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Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must indemnify against all expenses, liability, and loss incurred in investigating, defending or participating in such proceedings.

We have also entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise; provided, however, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits us to provide broader indemnification rights than we were permitted prior thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, our Company has sold the following securities without registering the securities under the under the Securities Act of 1933, as amended (the “Securities Act”):

Date	Security
Dec. 2023	Preferred Shares - 22,600 shares with a purchase price of $25 per share issued for cash.
Jan. 2024	Preferred Shares -17,000 shares with a purchase price of $25 per share issued in connection with a business acquisition.
Jan. - Mar. 2024	Preferred Shares - 400 shares with a purchase price of $25 per share issued for cash.
June 2024	Preferred Shares - 800 shares with a purchase price of $25 per share issued for cash.
Oct. 2024	Preferred Shares -16,400 shares with a purchase price of $25 per share issued in connection with a business acquisition.
Feb. 2025	Preferred Shares -2,800 shares with a purchase price of $25 per share issued in connection with a business acquisition earnout payment.
Jan. - Mar. 2025	Preferred Shares - 32,200 shares with a purchase price of $25 per share issued for cash.
Oct. 2025	Units – 14,717 units (one share of Common Stock and one warrant at $125.00 per share) issued for cash (for aggregate proceeds of approximately $1,000,000 gross proceeds).
November 2025	Senior Secured Convertible Notes – $6,000,000 convertible into shares of Common Stock at $0.984 per share
November 2025	Rights to Receive Common Stock
April 2026	Common Shares – 1,000 shares issued as Commitment Shares pursuant to the Facility.

All of the securities were offered and sold in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and/or (i) Rule 506 of Regulation D promulgated thereunder; or (ii) Regulation S promulgated thereunder. Other than as described herein, no underwriters were utilized, and no commissions or fees were paid with respect to any of the above transactions. The Company paid its placement agent a cash fee equal to 8.0% of the face value of the Senior Secured Convertible Notes issued in November 2025.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location
3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
3.2	Certificate of Amendment of Certificate of Incorporation - 2022	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 08/16/22
3.3	Certificate of Amendment of Certificate of Incorporation – May 2026	Incorporated by reference to Company’s Form 8-K filed with the SEC on 05/14/26
3.4	Certificate of Amendment of Certificate of Incorporation – 2026 – August 2026	Incorporated by reference to Company’s Form 8-K filed with the SEC on 08/10/26
3.5	Amended and Restated By-Laws - September 2026	Incorporated by reference to Company’s Form 8-K filed with the SEC on 10/05/26
4.1	Warrant Agency Agreement, dated August 30, 2022, between the Company and VStock Transfer LLC	Incorporated by reference to Company’s Form 8-K filed with the SEC on 8/30/22
4.2	Form of Warrant Agreement (included in Exhibit 4.1)	Incorporated by reference to Company’s Form 8-K filed with the SEC on 8/30/2022
4.3	Form of Representative’s Warrant	Incorporated by reference to Company’s Form 8-K filed with the SEC on 7/25/22
4.4	Form of Stock Certificate	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 5/13/22
5.1	Opinion of David M. Bovi, P.A.	Filed herewith
10.1+	2020 Equity Incentive Plan	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 9/20/22
10.2+	2020 Equity Incentive Plan Amendment No 1	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 8/1622
10.3+	Form of Non-Qualified Stock Option Agreement - Employees	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.4+	Form of Stock Option Exercise Agreement - Employees	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.5+	Form of Non-Qualified Stock Option Award Agreement - Consultants	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.6+	Form of Stock Option Exercise Agreement - Consultants	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.7+	Form of Non-Qualified Stock Option Award Agreement - Non- Employee Directors	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.8+	Form of Stock Option Exercise Agreement - Non Employee Directors	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.9+	Form of Restricted Stock Award Agreement - Directors	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.10+	Non-Employee Director Compensation Policy 2024	Incorporated by reference to Company’s Form 10-K filed with the SEC on 4/16/25
10.12+	Employment Agreement dated as of January 1, 2022, by the Company and Dominic Wells	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.13+	Employee Agreement Amendment dated as of March 25, 2025, by the Company and Dominic Wells	Incorporated by reference to Company’s Form 10-Q filed with the SEC on 08/14/25
10.14+	Employee Agreement dated as of December 19, 2024, by the Company and Adam Trainor	Incorporated by reference to Company’s Form 8-K filed with the SEC on 12/20/2024

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10.15	Form of Director and Officer Indemnification Agreement	Incorporated by reference to Company’s Form S-1 Registration Statement filed with the SEC on 04/07/22
10.16	Promissory Note - RevenueZen	Incorporated by reference to Company’s Form 8-K filed on 01/04/24
10.17	Form of $400,000 Promissory Note - Eastern Standard	Incorporated by reference to Company’s Form 8-K filed on 10/22/2024
10.18	Form of $850,000 Promissory Note - Eastern Standard	Incorporated by reference to Company’s Form 8-K filed on 10/22/2024
10.19	Form of Security Agreement - Eastern Standard	Incorporated by reference to Company’s Form 8-K filed on 10/22/2024
10.20	Form of Corporate Guarantee	Incorporated by reference to Company’s Form 8-K filed on 10/22/2024
10.21	Securities Purchase Agreement between the Company and Buyers, dated November 17, 2025	Incorporated by reference to Company’s Form 8-K filed with the SEC on 11/19/25
10.22	Form of Senior Secured Convertible Note dated November 17, 2025	Incorporated by reference to Company’s Form 8-K filed with the SEC on 11/19/25
10.23	Form of Right to Receive Common Stock dated November 17, 2025	Incorporated by reference to Company’s Form 8-K filed with the SEC on 11/19/25
10.24	Form of Security and Pledge Agreement dated November 17, 2025	Incorporated by reference to Company’s Form 8-K filed with the SEC on 11/19/25
10.25	Form of Guaranty dated November 17, 2025	Incorporated by reference to Company’s Form 8-K filed with the SEC on 11/19/25
10.26	Form of Registration Rights Agreement dated November 17, 2025	Incorporated by reference to Company’s Form 8-K filed with the SEC on 11/19/25
10.27	Form of Equity Purchase Facility Agreement, dated as of April 10, 2026,	Incorporated by reference to Company’s Form 8-K filed with the SEC on 04/16/26
10.28	Form of Registration Rights Agreement, dated as of April 10, 2026	Incorporated by reference to Company’s Form 8-K filed with the SEC on 04/16/26
10.29	Form of Waiver and Amendment Agreement, dated as of April 10, 2026	Incorporated by reference to Company’s Form 8-K filed with the SEC on 04/16/26
10.30	Eastern Standard Limited Forbearance Agreement and Reaffirmation of Loan Documents	Incorporated by reference to Company’s Form 8-K filed with the SEC on 10/20/26
21.1	Subsidiaries of the Registrant	Incorporated by reference to Company’s Form 10-K filed with the SEC on 03/31/26
23.1	Consent of Independent Registered Public Accounting Firm - Astra Audit & Advisory, LLC	Filed herewith
23.2	Consent of David M. Bovi, P.A. (included in Exhibit 5.1)	Filed herewith
24.1	Power of Attorney (included in the signature page to this Registration Statement)	Filed herewith
107	Filing Fee Table	Filed herewith

+	Indicates a management contract or any compensatory plan, contract or arrangement.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 23, 2026.

ONFOLIO HOLDINGS INC.

By:	/s/ Dominic Wells
Name:	Dominic Wells
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dominic Wells his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominic Wells	Chief Executive Officer, and Chair of the Board,	October 23, 2026
Dominic Wells	Principal Executive Officer

/s/ Adam Trainor	Chief Financial Officer, Chief Operations Officer,	October 23, 2026
Adam Trainor	Principal Financial and Accounting Officer

/s/ Andrew Lawrence	Director	October 23, 2026
Andrew Lawrence

/s/ David McKeegan	Director	October 23, 2026
David McKeegan

/s/ Mark N. Schwartz	Director	October 23, 2026
Mark N. Schwartz

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